EXHIBIT 10.7

                                LOCK-UP AGREEMENT

      AGREEMENT, dated as of the 21st day of March, 2005, by and among MEDIABAY, INC., a Florida corporation (the "Company"), Joseph Rosetti and Jeffrey Dittus (collectively, the "Key Employees" and each individually a "Key Employee").

      Unless the context otherwise requires, any terms used herein but not defined herein shall have the meanings ascribed thereto in the Securities Purchase Agreement.

                              W I T N E S S E T H :

      WHEREAS, the Company has entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") dated March 21, 2005 (the "Execution Date"), by and among the Company and the investors whose names appear on the signature pages thereof (the "Investors"), whereby, among other things, the Company will sell certain securities which are convertible or exercisable, as the case may be, into the Company's common stock, no par value (the "Common Stock").

      WHEREAS, the parties deem it in the best interests of the Company to restrict the transfer of the securities of the Company by the Key Employees as herein provided.

      NOW, THEREFORE, in consideration of the agreements and mutual covenants contained herein, the parties hereto agree as follows:

      1. Lock-up Period. The Key Employees agree, for the benefit of the Company and the Investors, that they will not, directly or indirectly, without the prior consent of the Company (as evidenced by the vote of a majority of the members of the Company's Board of Directors) and the execution of a written instrument by the Company and the holders of at least two-thirds (2/3) of the Registrable Securities into which all of the Preferred Shares and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise), sell, offer to sell, contract to sell, pledge, grant any option or right to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option or right to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, any shares of Common Stock, other than in connection with any 10b-5(1) trading plan in effect as of the Execution Date and disclosed in writing to each Investor (all such Securities held by the Key Employees and Securities transferred pursuant to
Section 2 hereof referred to as "Covered Securities") until the Effective Date.

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      2. Miscellaneous.

            (a) Notices. Notice shall be given in writing by messenger, overnight courier, or postage prepaid, certified mail letter sent to the address set forth under each Key Employee's name on the signature page of this Agreement, or to such other address as the party affected may hereafter designate in writing to the Company and all other Key Employees; together with a copy to the Company at the address set forth on the signature page of this Agreement. Any such notice shall be effective when received by the party to whom addressed; provided that if given or made by postage prepaid, certified mail letter, it shall be deemed to have been received when actually received.

            (b) Amendment; Termination. Except as hereinafter provided, no change or modification of this Agreement shall be valid unless the same shall have been in writing and signed by (i) the Key Employees, (ii) the Company (as evidenced by the vote of a majority of the members of the Company's Board of Directors), and (iii) holders of at least two-thirds (2/3) of the Registrable Securities into which all of the Preferred Shares and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise).

            (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            (d) Governing Law. Subject to the terms hereof, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such State.

            (e) Third Party Beneficiaries. The Key Employees acknowledge and agree that this Agreement is intended to be for the benefit of the Investors.

            (f) Specific Performance. Due to the fact that the legal remedies may be inadequate to enforce this Agreement, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by a Key Employee, the Company or any Investor shall, in addition to all other remedies, be entitled to a temporary or permanent mandatory injunction, or any appropriate decree of specific performance, without any bond or security being required and without being required to show any actual damage or that monetary damages would not provide an adequate remedy.

            (g) Spousal Interests. To the extent that any Covered Securities of a Key Employee constitute the community property of the Key Employee and his spouse, the Key Employee shall obtain the spouse's acknowledgment of consent to the existence and binding effect of this Agreement by having the spouse execute a counterpart to this Agreement. If a Key Employee marries or remarries during the term of this Agreement, the Key Employee shall obtain the required spousal consent within a reasonable time, not to exceed thirty (30) days, following the marriage.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


                                        MEDIABAY, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                            ------------------------------------
                                            Joseph Rosetti, Key Employee


                                            ------------------------------------
                                            Jeffrey Dittus, Key Employee